                                    EXHIBIT 9

FIRST CITICORP LIFE INSURANCE COMPANY LETTERHEAD




With reference to Form N-4 Registration Statement filed on behalf of First Citicorp Life Insurance Company and the First Citicorp Life Variable Annuity Separate Account with the Securities and Exchange Commission covering flexible premium variable deferred annuity policies, I have examined such documents and such law and have made due inquiries as I considered necessary and appropriate, and on the basis of such examination and inquiries, it is my opinion that:

       1. The First Citicorp Life Insurance Company is duly organized and validly existing under the laws of the State of New York and has been duly authorized to issue flexible premium variable deferred annuity policies by the Department of Insurance of the State of New York.

       2. The First Citicorp Life Variable Annuity Separate Account is a duly authorized and existing separate account established pursuant to the provisions of the Revised Statutes of the state of New York;

       3. The flexible premium variable deferred annuity policies, when issued as contemplated by said Form N-4 Registration Statement, will constitute legal, validly issued and binding obligations of First Citicorp Life Insurance Company.

I hereby consent to the filing of this opinion as an exhibit to the Form N-4 Registration Statement.

                                          First Citicorp Life Insurance Company

                                          /s/Catherine S. Mulholland
                                        -------------------------------
                                          Catherine S. Mulholland

                                        Sr. Vice President, General Counsel

                                                   January 28, 1999
                                                   -------------------
                                                       (Date)

FIRST CITICORP LIFE INSURANCE COMPANY LETTERHEAD

I hereby consent to the use of my name under the caption "Legal Matters" in the Statement of Additional Information contained in this Form N-4 Registration Statement, filed on behalf of First Citicorp Life Insurance Company and the First Citicorp Life Variable Annuity Separate Account with the Securities and Exchange Commission.

                                          First Citicorp Life Insurance Company

                                                  /s/Catherine S. Mulholland
                                          -------------------------------------
                                                  Catherine S. Mulholland

                                          Sr. Vice President, General Counsel

                                                      January 28, 1999
                                                    ---------------------
                                                          (Date)